SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                 March 23, 2005

                             EARTHSHELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      333-13287                77-0322379
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


3916 State St. #110, Santa Barbara, California                     93105
   (Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code:            (805) 563-7590

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

      On March 23, 2005, Earthshell Corporation (the "Company"), entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners LP will pay the Company 98% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. The price paid by Cornell Capital Partners, LP for the Company's stock shall be determined as of the date of each individual request for an advance under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $500,000 per weekly advance.

      On March 23, 2005, the Company entered into a Security Agreement with Cornell Capital Partners, LP. Pursuant to the Security Agreement, the Company shall issue promissory notes to Cornell Capital Partners, LP in the original principal amount of $2,500,000. The $2,500,000 will be disbursed as follows:
$1,150,000, within three days of the closing of all the transaction documents with Cornell Capital Partners, LP and $1,350,000, within two days of the filing of a registration statement related to Standby Equity Distribution Agreement. The promissory notes are secured by the assets of the Company and shares of stock of another entity pledged by an affiliate of that entity. The promissory notes have a one-year term and accrue interest at 12% per year beginning on the three-month anniversary of the promissory notes.

Item 3.02. Unregistered Sales of Equity Securities.

      Cornell Capital Partners, LP shall receive 143,500 shares of the Company's common stock as a one-time commitment under the Standby Equity Distribution Agreement.

      The Company shall issue to Sloan Securities Corporation 6,540 shares of the Company's common stock under a placement agent agreement relating to the Standby Equity Distribution Agreement.

Item 9.01. Financial Statements and Exhibits.

            (a)   Not applicable

            (b)   Not applicable

            (c)   Exhibit No. Description


Exhibit        Description                                     Location
-------        -----------                                     --------

Exhibit 99.1   Standby Equity Distribution  Agreement dated
               as of March 23, 2005 between the Company and
               Cornell Capital Partners, LP                    Provided herewith

Exhibit 99.2   Registration  Rights  Agreement  dated as of
               March  23,  2005  between  the  Company  and
               Cornell Capital Partners, LP                    Provided herewith

Exhibit 99.3   Placement  Agent Agreement dated as of March
               23, 2005 by and among the  Company,  Cornell
               Capital  Partners,  LP and Sloan  Securities
               Corporation                                     Provided herewith


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Exhibit        Description                                     Location
-------        -----------                                     --------

Exhibit 99.4   Security Agreement dated as of March 23,
               2005 between the Company and Cornell Capital
               Partners, LP                                    Provided herewith

Exhibit 99.5   Promissory Note dated as of March 23, 2005
               issued to Cornell Capital Partners, LP          Provided herewith


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2005                      EARTHSHELL CORPORATION


                                          By:    /s/ D. Scott Houston
                                                 -----------------------
                                          Name:  D. Scott Houston
                                          Title: Chief Financial Officer


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